                                                       Exhibit 24


                     KENTUCKY POWER COMPANY


          I, Jeffrey D. Cross, Assistant Secretary of KENTUCKY POWER COMPANY, HEREBY CERTIFY that the following constitutes a true and exact copy of the resolutions duly adopted by the affirmative vote of a majority of the Board of Directors of said Company at a meeting of said Board duly and legally held on February 22, 1995, at which meeting a quorum of the Board of Directors of said Company was present and voting throughout. I further certify that said resolutions have not been altered, amended or rescinded, and that they are presently in full force and effect.
          GIVEN under my hand this 29th day of March, 1995.

                              __/s/ Jeffrey D. Cross___
                                 Assistant Secretary




                     KENTUCKY POWER COMPANY
                        February 22, 1995


          The Chairman outlined a proposed financing program through December 31, 1997 of the Company involving the issuance and sale, either at competitive bidding or through a negotiated public offering with one or more agents or underwriters, of up to $60,000,000 aggregate principal amount of Junior Subordinated Debentures, in one or more new series, each series to have a maturity of not more than fifty years (the "Debt Securities"). The Chairman then stated that, if the officers of the Company deemed it necessary or desirable, the Company might sell the Debt Securities to a direct or indirect subsidiary limited partnership (a "Special Purpose Subsidiary"), which in turn would issue and sell, either at competitive bidding or through a negotiated public offering, up to $60,000,000 aggregate par or stated value or liquidation preference of Preferred Securities ("Preferred Securities"), in one or more series. The Company would guarantee certain payments with respect to the Preferred Securities (the "Guaranty").

          The Chairman stated that it was proposed that the proceeds to be received in connection with the proposed sale of Debt
Securities would be used to refund directly or indirectly long-term debt or for other corporate purposes.

          Thereupon, on motion duly made and seconded, it was unanimously

               RESOLVED, that the proposed financing program of this Company, as outlined at this meeting, be, and the same hereby is, in all respects ratified, confirmed and approved; and further

               RESOLVED, that the proper officers of this Company be, and they hereby are, authorized to take all steps necessary, or in their opinion desirable, to carry out the financing program outlined at this meeting.

          The Chairman stated that, with respect to the proposed financing program, it had been necessary to file with the Securities and Exchange Commission an Application or Declaration on Form U-1, pursuant to the applicable provisions of the Public Utility Holding Company Act of 1935, as amended. The Chairman then stated that it would be necessary to file one or more Registration Statements pursuant to the applicable provisions of the Securities Act of 1933, as amended, and to take appropriate action to qualify or register the Debt Securities, Guaranty and Preferred Securities for sale in various jurisdictions.

          Thereupon, on motion duly made and seconded, it was unanimously

               RESOLVED, that with respect to the proposed financing program approved at this meeting, the actions taken by the officers of this Company in connection with the execution and filing on behalf of the Company of an Application or Declaration on Form U-1 with the Securities and Exchange Commission pursuant to the applicable provisions of the Public Utility Holding Company Act of 1935, as amended, be, and they hereby are, ratified, confirmed and approved in all respects; and further

               RESOLVED, that the proper officers of this Company be, and they hereby are, authorized to execute and file with the Securities and Exchange Commission on behalf of the Company one or more Registration Statements pursuant to the applicable provisions of the Securities Act of 1933, as amended; and further

               RESOLVED, that it is desirable and in the best interest of the Company that the Debt Securities, Guaranty and Preferred Securities be qualified or registered for sale in various jurisdictions; that the Chairman of the Board, the President or any Vice President and the Secretary or an Assistant Secretary hereby are authorized to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale of all or such part of the Debt Securities, Guaranty and Preferred Securities of the Company as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of the Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the action so taken; and further

               RESOLVED, that the proper officers of this Company be, and they hereby are, authorized and directed to take any and all further action in connection therewith, including the execution and filing of such amendment or amendments, supplement or supplements and exhibit or exhibits thereto as the officers of this Company may deem necessary or desirable.

          The Chairman further stated that, in connection with the filing with the Securities and Exchange Commission of one or more Registration Statements relating to the proposed issuance and sale of (i) up to $60,000,000 of Debt Securities, (ii) the guarantee with respect to up to $60,000,000 of Preferred Securities of a Special Purpose Subsidiary and (iii) the Preferred Securities, there is to be filed with the Commission a Power of Attorney, dated February 22, 1995, executed by the officers and directors of this Company appointing true and lawful attorneys to act in connection with the filing of such Registration Statement(s) and any and all amendments thereto.

          Thereupon, on motion duly made and seconded, the following preambles and resolutions were unanimously adopted:

               WHEREAS, Ohio Power Company proposes to file with the Securities and Exchange Commission one or more Registration Statements for the registration pursuant to the applicable provisions of the Securities Act of 1933, as amended, of (i) up to $60,000,000 aggregate principal amount of Debt Securities in one or more new series, each series to have a maturity of not more than fifty years,
          (ii) its guarantee with respect to up to $60,000,000 aggregate par or stated value or liquidation preference of Preferred Securities of a Special Purpose Subsidiary, in one or more new series and (iii) the Preferred Securities; and

               WHEREAS, in connection with said Registration Statement(s), there is to be filed with the Securities and Exchange Commission a Power of Attorney, dated February 22, 1995, executed by certain of the officers and directors of this Company appointing E. Linn Draper, Jr.,
          G. P. Maloney, Bruce M. Barber and Armando A. Pena, or any one of them, their true and lawful attorneys, with the powers and authority set forth in said Power of Attorney;

               NOW, THEREFORE, BE IT

               RESOLVED, that each and every one of said officers and directors be, and they hereby are, authorized to execute said Power of Attorney; and further

               RESOLVED, that any and all action hereafter taken by any of said named attorneys under said Power of Attorney be, and the same hereby is, ratified and confirmed and that said attorneys shall have all the powers conferred upon them and each of them by said Power of Attorney; and further

               RESOLVED, that said Registration Statement(s) and any amendments thereto, hereafter executed by any of said attorneys under said Power of Attorney be, and the same hereby are, ratified and confirmed as legally binding upon this Company to the same extent as if the same were executed by each said officer and director of this Company personally and not by any of said attorneys.

          The Chairman thereupon stated to the meeting that it was proposed to designate independent counsel for the successful bidder or bidders and/or agents or underwriters of the Company for any new series of Debt Securities and any new series of Preferred Securities proposed to be issued and sold with respect to the proposed financing program of the Company.

          Thereupon, on motion duly made and seconded, it was unanimously

               RESOLVED, that Dewey Ballentine be, and said firm hereby is, designated as independent counsel for the suc-cessful bidder or bidders and/or agents or underwriters of the Company for any new series of Debt Securities and the Guaranty of this Company and any Preferred Securities of a Special Purpose Subsidiary proposed to be issued and sold in connection with the proposed financing program of this Company.




                     KENTUCKY POWER COMPANY
                        POWER OF ATTORNEY


          Each of the undersigned directors or officers of KENTUCKY POWER COMPANY, a Kentucky corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements for the registration thereunder of (i) up to $60,000,000 aggregate principal amount of its Junior Subordinated Debentures, in one or more new series, each series to have a maturity of not more than 50 years, (ii) its guarantee with respect to Preferred Securities to be issued by a direct or indirect subsidiary of Ohio Power Company and (iii) such Preferred Securities, does hereby appoint E. LINN DRAPER, JR., G. P. MALONEY, BRUCE M. BARBER and ARMANDO A. PENA his true and lawful attorneys, and each of them his true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him and in his name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Registration Statement(s) or the related Prospectus(es) included therein, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

          IN WITNESS WHEREOF the undersigned have hereunto set their hands and seals this 22nd day of February, 1995.


_/s/ E. Linn Draper, Jr.____       __/s/ G. P. Maloney_________
E. Linn Draper, Jr.     L.S.       G. P. Maloney           L.S.


_/s/ C. R. Boyle, III_______       __/s/ James J. Markowsky____
C. R. Boyle, III        L.S.       James J. Markowsky      L.S.


_/s/ P. J. DeMaria__________       ____________________________
P. J. DeMaria           L.S.       Ronald A. Petti         L.S.


_/s/ Wm. J. Lhota___________
Wm. J. Lhota            L.S.